EXHIBIT 10.1

TENTH AMENDMENT DATED AUGUST 30, 2012

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Trius Therapeutics, Inc., a Delaware corporation, (“Lessee”), hereby amend the Lease dated September 7, 2004 for Suites #101 thru #106 at 6310 Nancy Ridge Drive and Suite #104 at 6330 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”) as follows effective September 1, 2012:

1.	Lease Term: The Lease Term is hereby extended. The Expiration Date shall be June 30, 2014.

2.	Premises & Lessee’s Share: The Premises has been expanded to include the downstairs of suite #104 at 6330 Nancy Ridge Drive, which is approximately 4,000 square feet. With this additional space, the total premises is approximately 39,404 square feet, and Lessee’s Share is approximately twenty two point three percent (22.3%).

3.

Rent Credit: Lessor will reimburse Lessee for the vivarium demolition costs through a rent credit pursuant to the 9th Amendment dated March 29, 2012. The credit shall be applied to Base Rent for October 2012.

4.	Base Rent: The Base rent is $58,673.80 per month. The Base Rent shall increase four percent (4%) on March 1, 2013, and every twelve (12) months thereafter.

5.	Option to Extend: Lessee shall have the one time right to extend the Lease Term for one, two or three years (to June 30 of 2015, 2016 or 2017 – Lessee’s choice). Lessee may exercise this option by delivering Notice to Lessor of the Lessee’s exercise of said option on or before December 31, 2013. Said Notice shall specify whether the extension is for one, two or three years. This option shall expire if not exercised by Lessee on or before December 31, 2013. Lessee shall have no options to extend other than the one granted herein.

6.	Confidentiality: The terms of the Lease are confidential. No party to the Lease, nor any broker, shall disclose any of the terms of the Lease to any other party.

7.	No Lessor Default: Lessor is not currently in Default of any of the terms or conditions of the Lease.

8.	Authority to Execute: Each person executing this Amendment represents and warrants to all parties that he or she is duly authorized to execute and deliver this Amendment on behalf of that party.

All other terms and conditions of the original Lease shall remain in full force and effect.

Lessor: Nancy Ridge Technology Center, L.P., a California Limited Partnership

By:	Nancy Ridge Technology Center, L.L.C., a California Limited Liability Company, its General Partner

By:	/s/ Chris Loughridge
Chris Loughridge, its Manager

Date:	September 4, 2012

Lessee:	Trius Therapeutics, Inc., a Delaware Corporation

By:	/s/ John P. Schmid
John P. Schmid, CFO

Date:	August 31, 2012